AMENDMENT NUMBER ONE
COLFAX CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
The Colfax Corporation Nonqualified Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of February 13, 2017:

1.	Article 1 is hereby amended to add a new defined term as follows:
“Forfeitable Right” shall mean an amount to which a Participant has a legally binding right that is payable in a subsequent year and requires continued service by the Participant for a period of at least twelve (12) months to avoid forfeiture of such amount.

2.	Section 3.2 is hereby amended to add the following two new subsections and to renumber the existing Section 3.2(d) to Section 3.2(f)

(d)    Short-Term Deferrals. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to certain amounts that would otherwise be considered exempt from Section 409A of the Code as short-term deferrals may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than twelve (12) months before the date the substantial risk of forfeiture with respect to such payment lapses. Such deferral election shall be treated as subsequent deferral election and subject to the provisions of Section 4.2 below.
(e)    Forfeitable Rights. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to a Forfeitable Right may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than thirty (30) days after the Participant obtains a legally binding right to the Forfeitable Right; provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition to which the Forfeitable Right is subject could lapse (other than as a result of the Participant’s death or Disability or the occurrence of a Change in Control).
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
IN WITNESS WHEREOF, Colfax Corporation has caused this instrument to be signed by its duly authorized officer as of this 13th day of February, 2017.
COLFAX CORPORATION
By: /s/ Gunnar Gustafson
Its: Vice President, HR/Total Rewards

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